     As filed with the Securities and Exchange Commission on July 29, 2004.
                                                     Registration No. 333-______
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               US DATAWORKS, INC.
                               ------------------
             (Exact name of registrant as specified in its charter)

            Nevada                                               84-1290152
-------------------------------                              -------------------
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

          US Dataworks, Inc.
   5301 Hollister Road, Suite 250
             Houston, TX                                            77040
----------------------------------------                        -------------
(Address of Principal Executive Offices)                          (Zip Code)

         US Dataworks, Inc. Amended and Restated 2000 Stock Option Plan
         --------------------------------------------------------------
                            (Full title of the plan)

                                                             Copy to:
          CHARLES E. RAMEY                               DAVINA K. KAILE
      Chief Executive Officer                         Pillsbury Winthrop LLP
         US Dataworks, Inc.                            2475 Hanover Street
   5301 Hollister Road, Suite 250                     Palo Alto, California
        Houston, Texas 77040                                94304-1115
           (713) 934-3855                                 (650) 233-4500
------------------------------------                  --------------------------
(Name, address and telephone number,
 including area code, of agent for
              service)


                                                  CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
          Title of Securities                 Amount To           Proposed Maximum        Proposed Maximum          Amount of
                                                                   Offering Price        Aggregate Offering
           To Be Registered              Be Registered(1)(2)        per Share(3)              Price(3)           Registration Fee
---------------------------------------- -------------------- ------------------------- ---------------------- ---------------------
Common Stock, $0.0001 par value              1,600,000                $1.16                  $1,856,000                $236
---------------------------------------- -------------------- ------------------------- ---------------------- ---------------------

(1)      Calculated pursuant to General Instruction E to Form S-8.
(2) This amount reflects the five-for-one reverse stock split effectuated on September 29, 2003.
(3) Pursuant to Rule 457(h)(1), the proposed maximum offering price per share and the registration fee has been computed on the basis of the average of the high and low prices of the Common Stock on the American Stock Exchange on July 26, 2004.

                                -----------------

         The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

                          INFORMATION REQUIRED PURSUANT
                      TO GENERAL INSTRUCTION E TO FORM S-8

GENERAL INSTRUCTION E INFORMATION

         This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

         Registrant's Form S-8 Registration Statement filed with the Securities and Exchange Commission on January 30, 2003 (File No. 333-102840) is hereby incorporated by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE
------------------------------------------------

         The following documents previously filed by Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

         (a) Registrant's Annual Report on Form 10-KSB (File No. 001-15835) for the fiscal year ended March 31, 2004;

         (b) Registrant's Current Reports on Form 8-K (File No. 001-15835) filed on May 20, 2004;

         (c) The description of Registrant's Common Stock contained in Registrant's registration statement on Form 8-A, filed April 17, 2000; and

         (d) The description of Registrant's Series X Participating Preferred Stock Purchase Rights contained in Registrant's registration statement in Form 8-A, filed July 25, 2003.

         In addition, all documents subsequently filed by Registrant pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

                                    EXHIBITS
                                    --------
 Exhibit
  Number        Description
  ------        -----------
   5.1          Opinion of Hale Lane Peek Dennison and Howard, a Professional
                Corporation.

   23.1         Consent of Ham, Langston & Brezina LLP, Independent Accountants.

   23.2 Consent of Hale Lane Peek Dennison and Howard, a Professional Corporation (included in Exhibit 5.1).

   24.1         Power of Attorney (see page 2).

                                   SIGNATURES
                                   ----------

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 28th day of July, 2004.

                                             US DATAWORKS, INC.


                                             By /s/ Charles E. Ramey
                                                --------------------------------
                                                Charles E. Ramey,
                                                Chief Executive Officer


                                POWER OF ATTORNEY
                                -----------------

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles E. Ramey and John S. Reiland, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

        Signature                               Title                                     Date
        ---------                               -----                                     ----

/s/ Charles E. Ramey              Chairman of the Board, Director and                 July 28, 2004
--------------------------        Chief Executive Officer (Principal Executive
Charles E. Ramey                  Officer)


/s/ John S. Reiland               Chief Financial Officer                             July 28, 2004
--------------------------        (Principal Financial and Accounting Officer)
John S. Reiland


/s/ Hayden D. Watson              Lead Director                                       July 28, 2004
--------------------------
Hayden D. Watson


/s/ Joe Abrell                    Director                                            July 28, 2004
--------------------------
Joe Abrell


/s/ Terry Stepanik                Director                                            July 28, 2004
--------------------------
Terry Stepanik


/s/ John L. Nicholson             Director                                            July 28, 2004
--------------------------
John L. Nicholson, M.D.


/s/ Thomas L. West, Jr.           Director                                            July 28, 2004
--------------------------
Thomas L. West, Jr.

                                INDEX TO EXHIBITS
                                -----------------


Exhibit
Number          Description
------          -----------
5.1             Opinion of Hale Lane Peek Dennison and Howard, a Professional
                Corporation.

23.1            Consent of Ham, Langston & Brezina LLP, Independent Accountants.

23.2 Consent of Hale Lane Peek Dennison and Howard, a Professional Corporation (included in Exhibit 5.1).

24.1            Power of Attorney (see page 2).